Exhibit 4.1

_______________________________________

LLOYDS BANKING GROUP PLC

as Issuer,

and

THE BANK OF NEW YORK MELLON,
acting through its London Branch,

as Trustee

and

The Bank of New York Mellon SA/NV, Dublin Branch,

as Subordinated Debt Security Registrar

_______________________________________

EIGHTH SUPPLEMENTAL INDENTURE

dated as of June 15, 2021

to

THE SUBORDINATED DEBT SECURITIES INDENTURE

dated as of November 4, 2014

_______________________________________

TABLE OF CONTENTS

_______________________________________

Page

Article 1

DEFINITIONS		2
Section 1.01.	Definition of Terms.	2

Article 2

FORM OF SECURITIES	2
Section 2.01.	Terms of the Securities.	2

Article 3

ADDITIONAL TERMS APPLICABLE TO THE SECURITIES	6

i

Article 4

AMENDMENTS TO THE SUBORDINATED INDENTURE	26

Section 4.01.	Appointment of Agent for Service.	26
Section 4.02.	Notices to Trustee.	27
Section 4.03.	Additional Amounts.	28

Article 5

ii

EIGHTH SUPPLEMENTAL INDENTURE (“Eighth Supplemental Indenture”), dated as of June 15, 2021, among LLOYDS BANKING GROUP PLC, a corporation incorporated in Scotland with registered number 95000, and with its principal executive offices located at 25 Gresham Street, London EC2V 7HN, United Kingdom, as issuer (the “Company”) and THE BANK OF NEW YORK MELLON, acting through its London Branch, as trustee (the “Trustee”) and The Bank of New York Mellon SA/NV, Dublin Branch, as subordinated debt security registrar (the “Subordinated Debt Security Registrar”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of November 4, 2014 (the “Subordinated Indenture,” and together with this Eighth Supplemental Indenture, the “Indenture”) to provide for the issuance of the Company’s subordinated debt securities (the “Subordinated Debt Securities”), including the Securities (as defined below).

WHEREAS, Section 9.01(d) of the Subordinated Indenture permits the Company and the Trustee to add to, change or eliminate any provisions of the Subordinated Indenture without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Subordinated Indenture, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Subordinated Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Subordinated Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Subordinated Indenture without the consent of Holders;

WHEREAS, there are no debt securities Outstanding of any series created prior to the execution of this Eighth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Board of Directors has authorized the entry into this Eighth Supplemental Indenture, as required by Section 9.01 of the Subordinated Indenture;

WHEREAS, the parties hereto desire to establish a series of Subordinated Debt Securities to be known as the 1.985% Fixed Rate Reset Subordinated Debt Securities due 2031 (the “Securities”) pursuant to Sections 2.01 and 3.01 of the Subordinated Indenture. The Securities may be issued from time to time and any Securities issued as part of this series will constitute a single series of Securities under the Indenture and shall be included in the definition of “Securities” where the context requires;

WHEREAS, the Company has requested that the Trustee execute and deliver this Eighth Supplemental Indenture and whereas all actions required by it to be taken in order to make this Eighth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Eighth Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this Eighth Supplemental Indenture shall amend and supplement the Subordinated Indenture; to the extent that the terms of the Subordinated Indenture are inconsistent with such provisions of this Eighth Supplemental Indenture, the terms of this Eighth Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Eighth Supplemental Indenture:

(a)       a term defined anywhere in this Eighth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Subordinated Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation; and

(e)       for the purposes of this Eighth Supplemental Indenture and the Subordinated Indenture, the term “series” shall mean a series of Securities.

Article 2
FORM OF SECURITIES

Section 2.01. Terms of the Securities.

The following terms relating to the Securities are hereby established pursuant to Section 3.01 of the Subordinated Indenture:

(a)       The title of the Securities shall be: the 1.985% Fixed Rate Reset Subordinated Debt Securities due 2031 (the “Securities”);

(b)       The aggregate principal amount of the Securities that may be authenticated and delivered under the Indenture shall not exceed £500,000,000, except as otherwise provided in the Indenture;

(c)       Principal on the Securities shall be payable on December 15, 2031;

(d)       The Securities shall be issued in global registered form on June 15, 2021 and shall bear interest from (and including) June 15, 2021 to (but excluding) December 15, 2026 (the “Reset Date”), at a rate of 1.985% per annum, and from (and including) the

Reset Date to (but excluding) Maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the Reset Reference Rate (as defined below) (expressed as a rate per annum) and 1.600% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (each a “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing December 15, 2021 to (and including) Maturity.

Interest on the Securities will be calculated on the basis of the number of days in the relevant period, from and including the date from which interest begins to accrue to, but excluding, the date on which it falls due, divided by the actual number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). The Regular Record Dates for the Securities will be at the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding the relevant Interest Payment Date, whether or not a Business Day.

“Bail-in Legislation” means in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU (as amended or superseded) establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means the Subordinated Debt Security Registrar.

“Calculation Agent” means The Bank of New York Mellon, acting through its London Branch, or its successor appointed by the Company pursuant to the Calculation Agent Agreement between the Company and The Bank of New York Mellon, dated as of the date hereof.

“Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg is open for business.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“London Banking Day” means any day (other than a Saturday, a Sunday or a public holiday) in which dealings in pounds sterling are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“Reset Determination Date” means the second London Banking Day immediately preceding the Reset Date.

“Reset Reference Banks” means five leading gilt dealers in the principal interbank market relating to sterling selected by the Company.

“Reset Reference Rate” means in respect of the Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11:00 a.m. (London time) on the Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of the Company and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Initial Interest Rate less the Margin, where:

“Benchmark Gilt” means, in respect of the Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a term of five years as the Company (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

“dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

(e)       No premium, upon redemption or otherwise, shall be payable by the Company on the Securities;

(f)       Principal of and any interest on the Securities shall be paid to the Holder through The Bank of New York Mellon, acting through its London branch, as paying agent of the Company;

(g)       The Securities shall not be redeemable except as provided in Article 11 of the Subordinated Indenture, as supplemented by this Eighth Supplemental Indenture;

(h)       The Company shall have no obligation to redeem or purchase the Securities pursuant to any sinking fund or analogous provision;

(i)       The Securities shall be issued only in denominations of £100,000 and in integral multiples of £1,000 in excess thereof;

(j)       The principal amount of the Securities shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Subordinated Indenture, as amended by this Eighth Supplemental Indenture;

(k)       Additional Amounts in respect of the Securities shall be payable as set forth in the Subordinated Indenture, as supplemented by this Eighth Supplemental Indenture;

(l)       The Securities shall not be converted into or exchanged at the option of the Company;

(m)       The Securities shall be denominated in, and payments thereon shall be made in, pounds sterling;

(n)       The payment of principal of (and premium, if any) or interest, if any, on the Securities shall be payable only in the coin or currency in which the Securities are denominated;

(o)       The Securities will be issued in the form of one or more global certificates in registered form (“Global Securities”). Each such Global Security will be deposited with a common depositary for Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) and registered in the name of such common depositary or its nominee;

(p)       The Securities will not be initially issued in definitive form;

(q)       The Bank of New York Mellon, London Branch will be the Calculation Agent for the Securities.

(r)       Notwithstanding Section 5.03(a) of the Base Indenture, The Bank of New York Mellon SA/NV, Dublin Branch is hereby appointed “Subordinated Debt Security Registrar” for the purpose of registering the Securities and transfers of the Securities. The Subordinated Debt Security Register shall be maintained at the corporate trust office of the Subordinated Debt Security Registrar.

(s)       The Events of Default on the Securities are as provided for in Section 5.01 of the Subordinated Indenture, as amended by this Eighth Supplemental Indenture;

(t)       The subordination terms of the Securities are as provided for in Article 12 of the Subordinated Indenture as amended by Section 3.18 of this Eighth Supplemental Indenture

(u)       The form of the Securities to be issued on the date hereof shall be substantially in the form of Exhibit A hereto; and

(v)       The Company may issue additional Securities (“Additional Notes”) after the date hereof having the same ranking and same interest rate, Maturity, redemption terms and other terms as the Securities except for the price to the public, issue date, first interest payment date and temporary ISIN and/or other identifying numbers, provided that such Additional Notes must be fungible with the outstanding Securities for U.S. federal income tax purposes. Any such Additional Notes, together with the outstanding Securities will constitute a single series of securities under the Indenture.

Article 3
ADDITIONAL TERMS APPLICABLE TO THE SECURITIES

Section 3.01. Addition of Definitions. With respect to the Securities only, Section 1.01 of the Subordinated Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or the Group).

“Beneficial Owners” shall mean (a) if any Subordinated Debt Securities are in global form, the beneficial owners of the Subordinated Debt Securities (and any interest therein) and (b) if the Subordinated Debt Securities are held in definitive form, the holders in whose names the Subordinated Debt Securities are registered in the Subordinated Debt Security Register and any beneficial owners holding an interest in such Subordinated Debt Securities held in definitive form.

“Compliant Securities” means securities issued directly by the Company that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Debt Securities (as reasonably determined by the Company in consultation with an investment bank or financial adviser of international standing (which in either case is independent of the Company)) and provided that the Company has delivered an Officer’s Certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 Capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Debt Securities; (3) rank pari passu with the ranking of the Subordinated Debt Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of the Company as to payments of principal in respect of the Subordinated Debt Securities, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Company; and

(d) where the Subordinated Debt Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, the Company) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Group” means the Company and its subsidiaries and subsidiary undertakings from time to time.

“Issue Date” means June 15, 2021, being the date of the initial issue of the Securities.

“Maturity” means December 15, 2031.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulatory Authority (the “PRA”) through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to the Company and/or the Group in such circumstances.

“relevant U.K. resolution authority” means any authority with the ability to exercise a U.K. bail-in power.

“U.K. bail-in power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised.

Section 3.02. Amendment of Definition. With respect to the Securities only, the following definitions shall be amended in their entirety in Section 1.01 of the Subordinated Indenture:

“Business Day” shall mean any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in London, England.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Company determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory classification of the Securities which becomes effective after the Issue Date and that results, or would be likely to result, in the entire principal amount of the Securities being excluded from the Tier 2 Capital of the Company and/or Group (other than as a result of any applicable limitation on the amount of such capital).

“Executive Officer” means any individual authorized or designated by the Board of Directors through a power of attorney or otherwise for the purpose of executing this Subordinated Indenture and any other certificates, forms, notes and ancillary documents in connection therewith.

“Senior Creditors” means in respect of the Company (i) creditors of the Company whose claims are admitted to proof in the winding-up or administration of the Company and who are unsubordinated creditors of the Company and (ii) creditors of the Company whose claims are or are expressed to be subordinated to the claims of other creditors of the Company (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of the Company, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Securities).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

Section 3.03. Deletion of Definitions. With respect to the Securities only, the following definitions shall be deleted in their entirety in Section 1.01 of the Subordinated Indenture:

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the deposit agreement between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“Applicable Banking Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the PRA, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and its subsidiaries).

“Capital Resources Requirement” and “Overall Financial Adequacy Rule” have the respective meanings given to such terms in the Applicable Banking Regulations and shall include any successor terms from time to time equivalent thereto as agreed between the Company and the Trustee.

“CRD IV” means, taken together, (i) the CRD IV Directive, (ii) the CRD IV Regulation and (iii) applicable capital adequacy banking regulations then in effect in the United Kingdom.

“CRD IV Directive” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, and any successor directive.

“CRD IV Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms amending Regulation (EU) No 648/2012, and any successor regulation.

“Deferred Amounts” means any Deferred Interest (including any interest amounts accrued thereon) and any amount of principal and/or premium payment of which has been deferred pursuant to Section 3.07 (including any interest amounts accrued thereon) which has not been satisfied.

“Deferred Interest” has the meaning specified in Section 3.07.

“Deferred Payment Date” has the meaning specified in Section 3.07.

“Deferred Record Date”, when used for the interest payable on any Deferred Payment Date on Subordinated Debt Securities of any series, means the date specified for the purpose pursuant to Section 3.01.

“Exchange Date”, when used with respect to any applicable series of Subordinated Debt Securities, has the meaning specified in Section 13.03.

“Exchange Securities” means securities issued by the Company provided that such securities shall contain terms which comply with the then current requirements of the PRA in relation to Tier 2 Capital or Tier 1 Capital).

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Liquidator” has the meaning specified in Section 12.06.

“U.S. Government Obligations” means non-callable (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

Section 3.04. Deletion of Deferred Payment Provisions. With respect to the Securities only, the following Sections of the Subordinated Indenture are amended and restated in their entirety and shall read as follows:

Section 3.01. Amount Unlimited, Issuable in Series.

(d)       the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, and, in the case of registered Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

Section 3.03. Execution, Authentication, Delivery and Dating. The first sentence of the fifth paragraph of Section 3.03 shall read as follows:

No Subordinated Debt Security shall be entitled to any benefit under this Subordinated Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual or electronic signature, and such certificate upon any Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Subordinated Debt Security has been duly authenticated and delivered hereunder and that such Subordinated Debt Security is entitled to the benefits of this Subordinated Debt Securities Indenture.

Section 3.07. Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Subordinated Debt Securities, to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01 for collection by the Holder.

In the case of registered Subordinated Debt Securities where payment is to be made in pounds sterling, payment at any Paying Agent’s office will be made in pounds sterling by check drawn on, or, at the request of the Holder, by transfer to a pounds sterling account maintained by the payee with, a bank in London or, in the case of Global Securities, in accordance with customary procedures with the Clearing Systems.

Section 11.06. Subordinated Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07. Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 3.05. Deletion of Exchange Provisions. With respect to the Securities only:

(i)       Sections 1.13 and 9.02(a) of the Subordinated Indenture is amended by deleting the reference to “Exchange Date” therein,

(ii)       Section 3.01(l) of the Subordinated Indenture is amended and restated in its entirety and shall read as follows:

(l)       [Reserved];

(iii)       Section 3.05 of the Subordinated Indenture is amended by deleting the following paragraph:

In the event that a Global Security is surrendered for redemption or exchange for Preference Shares or Exchange Securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

(iv)       Section 3.05(a) of the Subordinated Indenture is amended and restated in its entirety as follows:

(b)       Except as otherwise specified pursuant to Section 3.01, Subordinated Debt Securities of any series may only be exchanged for a like aggregate principal amount of Subordinated Debt Securities of such series of other authorized denominations containing identical terms and provisions. Subordinated Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Subordinated Debt Security or Subordinated Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

Section 3.06. Correction of Minor Defects in or Amendment of Subordinated Debt Securities. With respect to the Securities only, Article 3 of the Subordinated Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13. Correction of Minor Defects in or Amendment of Subordinated Debt Securities. If the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term of a Subordinated Debt Security or Certificate, as the case may be, or, with respect to any Subordinated Debt Security (including any Certificate) issued on or after the date hereof, the Company and the Trustee may amend such Subordinated Debt Security (including any Certificate) as contemplated by Section 9.01(h) (subject to Section 9.07) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Certificates, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 3.07. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. With respect to the Securities only, to amend the following sections of the Subordinated Indenture in part:

(i)       to amend and restate, each in its entirety, Sections 5.03(a) and 5.03(b), which shall read as follows:

(a)       the Company fails to pay any installment of interest on any Subordinated Debt Security of such series on or before its Interest Payment Date and such failure continues for 14 days; or

(b)       the Company fails to pay all or any part of the principal of any Subordinated Debt Security of such series on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

(ii)       to amend and restate the second paragraph of Sections 5.03 in its entirety, which shall read as follows:

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company or a Qualifying Administration for all due and payable amounts, provided that the Trustee may not declare the principal amount of any Outstanding Subordinated Debt Security to be due and payable.

(iii)       to amend and restate the third paragraph of Sections 5.03 in its entirety, which shall read as follows:

Subject to applicable law, including the Trust Indenture Act, no Holder or Beneficial Owner of the Subordinated Debt Securities may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under, or in respect of, or in connection with the Subordinated Debt Securities. The Holders and Beneficial Owners of Subordinated Debt Securities, by virtue of its holding of any

Subordinated Debt Securities, shall be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to the Subordinated Debt Securities or this Subordinated Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company, whether before or during a winding-up, liquidation of the Company or a Qualifying Administration. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company are discharged by set-off, compensation or retention, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up of the Company or a Qualifying Administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, and until such time as payment is made will hold a sum equal to such amount in trust for the Company or the liquidator or administrator (or other relevant insolvency official), as the case may be, and accordingly such discharge shall be deemed not to have taken place.

(iv)       to amend and restate the fifth paragraph of Sections 5.03 in its entirety, which shall read as follows:

Except as otherwise provided in this Article 5, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Subordinated Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Subordinated Debt Securities prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities would have otherwise been payable by the Company.

(v)       to add the following sentence at the end of Sections 5.03:

No remedy against the Company other than as referred to in this Article 5 shall be available to the Trustee or the Holders, whether for the recovery of amounts owing in respect of the Subordinated Debt Securities or under this Subordinated Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Subordinated Debt Securities or under this Subordinated Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

(vi)       to amend and restate Section 5.12(a) in its entirety, which shall read as follows:

(a)       such direction shall not be in conflict with any rule of law or with this Subordinated Indenture or shall not expose the Trustee to undue risk;

Section 3.08. Deletion of Satisfaction and Discharge Provisions. With respect to the Securities only, Article 4 of the Subordinated Indenture is deleted in its entirety.

Section 3.09. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. With respect to the Securities only, Section 5.08 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. Subject to Section 12.01 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 3.10. Undertaking for Costs. With respect to the Securities only, Section 5.14 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.14. Undertaking for Costs. All parties to this Subordinated Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 3.11. Redemption and Purchase of Subordinated Debt Securities. With respect to the Securities only, Article 11 of the Subordinated Indenture is amended by amending and restating Sections 11.01, 11.08, 11.09 and 11.10 in their entirety, and by adding Sections 11.11, 11.12 and 11.13, each of which shall read as follows:

Section 11.01. Applicability of Article. Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11. Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Applicable Regulations and Section 11.13 below. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

Section 11.08. Optional Tax Redemption.

(a)       Subject always to Section 11.13 below, the Company will have the option to redeem the relevant series of Subordinated Debt Securities, as a whole but not in part, having given notice in accordance with Section 11.04 hereof, 100% of the principal amount of the Subordinated Debt Securities then outstanding, together with any accrued interest to (but excluding) the date fixed for redemption, if at any time the Company determines that:

(i)       as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Subordinated Debt Securities; and/or

(ii)       a Tax Law Change would:

(A)       result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Debt Securities in computing its taxation liabilities or the amount or value of such deduction to the Company would be materially reduced;

(B)       prevent the Subordinated Debt Securities from being treated as loan relationships for United Kingdom tax purposes;

(C)       as a result of the Subordinated Debt Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(D)       result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Debt Securities or the conversion of the Subordinated Debt Securities into shares or other obligations of the Company (including, pursuant to the terms and conditions of the Subordinated Debt Securities or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

(E)       result in a Subordinated Debt Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

(each such Tax Law Change, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

(b)       Prior to the delivery of any such notice of redemption the Company shall deliver to the Trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an Officer’s Certificate confirming (1) that all the conditions necessary for redemption have occurred and that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by the Company on the Issue Date. The Trustee is entitled to conclusively rely on and accept such opinion and Officer’s Certificate without any duty whatsoever of further inquiry and without liability to any person, in which event such opinion and Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Section 11.09. Optional Redemption Due to a Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to the conditions set out in Section 11.13 below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days’ nor more than 60 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to, but excluding, the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred.

Prior to the giving of any notice of redemption, the Company must deliver to the Trustee an Officer’s Certificate stating that (i) a Capital Disqualification Event has occurred, and (ii) the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners.

Section 11.10. Purchase. Subject to the conditions set out in Section 11.13 below, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Subordinated Debt Securities purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Debt Securities so surrendered will forthwith be canceled in accordance with applicable law and thereafter may not be re-issued or resold).

Section 11.11. Optional Redemption. Subject to the conditions set out in Section 11.13 below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to, but excluding, the date fixed for redemption, at the option of the Company on any date in the period commencing on (and including) September 15, 2026 and ending on (and including) the Reset Date.

Section 11.12. Substitution or Variation. Upon the occurrence of a Capital Disqualification Event, the Company may, subject to the conditions set out in Section 11.13 below, but without any requirement for the consent or approval of the Holders of the Subordinated Debt Securities, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Debt Securities for, or vary the terms of the Subordinated Debt Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Subordinated Debt Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, the Company must deliver to the Trustee an Officer’s Certificate stating that a Capital Disqualification Event has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners of the Subordinated Debt Securities.

Section 11.13 Early Redemption, Purchase, Substitution or Variation – Relevant Regulator. Subordinated Debt Securities may be redeemed, purchased, substituted or varied by the Company prior to Maturity as provided under Article 11 of this Subordinated Indenture, subject to:

(a) the Company giving notice to the Relevant Regulator and the Relevant Regulator granting permission to the Company to redeem, purchase, substitute or vary the Subordinated Debt Securities, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(b) in respect of any redemption of the Subordinated Debt Securities proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of an optional redemption due to a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) the Company having replaced the Subordinated Debt Securities with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of the Company; or (B) (save in the case of sub-paragraph (d)(A) below) the Company demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption, purchase, substitution or variation, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) the Company having, before or at the same time as such purchase, replaced the Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Debt Securities being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation the then-prevailing Applicable Regulations permit the repayment, purchase, substitution or variation only after compliance with one or more alternative or additional preconditions to those set out above, the Company shall comply with such other and/or, as appropriate, additional pre-condition(s).

Section 3.12. Exchanges Not Deemed Payment. With respect to the Securities only, Section 12.10 of the Subordinated Indenture is deleted in its entirety.

Section 3.13. Exchange of Subordinated Debt Securities. With respect to the Securities only, Article 13 of the Subordinated Indenture is deleted in its entirety.

Section 3.14. Events of Default. With respect to the Securities only:

(i) Section 5.01 of the Subordinated Indenture is amended by adding the following sentence at the end of the section:

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a default or an Event of Default under this Section 5.01; and

(ii) Section 5.02 of the Subordinated Indenture is amended in part to restate in its entirety the first paragraph of such section as follows:

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to Subordinated Debt Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Subordinated Debt Securities of such series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such Subordinated Debt Securities, of all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

(iii) Section 5.02(a)(i) is hereby restated in its entirety as follows:

(i) the principal of, and premium, if any, on, any Subordinated Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, if any, thereon at the rate or rates prescribed therefor in such Subordinated Debt Securities,

(iv) Section 5.02 of the Subordinated Indenture is amended in part to restate in its entirety the last paragraph of such section as follows:

If the Subordinated Debt Securities become due and payable (whether pursuant to this Section 5.02 above or Article 11 below) and the Company fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest on Subordinated Debt Securities, or to institute suit for the enforcement of any such payment, each in accordance with Section 316(b)(Directions and Waivers by Bondholders; Prohibition of Impairment of Holders’ Right to Repayment) of the Trust Indenture Act, the Trustee, in its own name and as trustee of an express trust, may institute proceedings for the winding up of the Company, and/or prove in a winding up of the Company or in a Qualifying Administration for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Indenture) but no other remedy shall be available to the Trustee or the Holders.

Section 3.15. Compensation and Reimbursement. With respect to the Securities only, Section 6.07 of the Subordinated Indenture is amended in part to:

(i) restate in its entirety Section 6.07(b) as follows:

except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Subordinated Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined in a final, non-appealable order by a court of competent jurisdiction to have been caused by its own negligence or bad faith; and

(ii) to add the following sentence at the end of the section:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Subordinated Debt Securities, the discharge of this Subordinated Indenture, the resignation or removal of the Trustee and any exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities and the Indenture.

Section 3.16. Certain Rights of Trustee. With respect to the Securities only, Section 6.03 of the Subordinated Indenture is amended in part to add the following at the end of the section:

(m) The Trustee shall not be liable for errors in judgment made in good faith unless it was negligent in ascertaining the relevant facts; and

(n) The Trustee may hold funds uninvested without liability for interest in the absence of an agreement signed by the Trustee to the contrary.

Section 3.17. Certain Rights of Subordinated Debt Security Registrar. The Subordinated Debt Security Registrar shall have the benefit of the rights, protections, indemnifications and immunities granted to the Trustee in the Indenture, including, without limitation, Section 6.07 of the Base Indenture, mutatis mutandis.

Section 3.18. Subordinated Debt Securities Subordinate to Claims of Senior Creditors. With respect to the Securities only, Section 12.01 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.01. Subordinated Debt Securities Subordinate to Claims of Senior Creditors.

(a)       Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, the Company covenants and agrees, and each Holder of Subordinated Debt Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, in the event of:

(i)       an order being made, or an effective resolution being passed, for the winding-up of the Company (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the Company, the terms of which reorganization, reconstruction, amalgamation do not provide that the Subordinated Debt Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)       a Qualifying Administration,

the Holders will have a right against the Company in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Debt Securities and the Subordinated Indenture relating to them to claim for all amounts due to them in respect of the Subordinated Debt Securities including the principal amount thereof (plus any premium) and any accrued but unpaid interest thereon. Such rights and claims will be subordinated to, and subject in right of payment to, the prior payment in full of, all claims of all Senior Creditors. The rights and claims of the Holders of the Subordinated Debt Securities shall rank pari passu without any preference among themselves and rank junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company and shall rank at least pari passu with the claims of holders of all obligations of the Company which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of the Company and in priority to (1) the claims of holders of all obligations of the Company which constitute Tier 1 Capital of the Company, (2) the claims of holders of all undated or perpetual subordinated obligations of the Company and (3) the claims of holders of all share capital of the Company.

(b)       The provisions of this Article 12 shall apply only to rights or claims payable under Section 12.01 (a) or to amounts payable pursuant thereto and under any Subordinated Debt Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under

Sections 5.03(a)(i) and 5.06 hereof, or the rights and remedies of the Trustee in respect thereof.

Section 3.19. Reliance on Judicial Order or Certificate of Liquidating Agent. With respect to the Securities only, Section 12.06 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Subordinated Debt Securities of the series shall be entitled to rely upon (a) any order or decree entered by any court in which such winding-up of the Company or similar case or proceeding, including a proceeding for the suspension of payments is pending, or (b) a certificate of the administrator of the Company, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of such Subordinated Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 3.20. Additional Subordinated Debt Securities. With respect to the Securities only, Section 3.12 of the Subordinated Indenture is amended and restated in its entirety, which shall read as follows:

Section 3.12. Additional Subordinated Debt Securities. The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities of any series, issue additional Subordinated Debt Securities of one or more of the series of Subordinated Debt Securities issued under this Subordinated Indenture, having the same ranking and same interest rate, Maturity, redemption terms and other terms, except for the price to the public, issue date and first Interest Payment Date, as the Subordinated Debt Securities. Any such additional Subordinated Debt Securities, together with the outstanding Subordinated Debt Securities of the applicable series, will constitute a single series of Subordinated Debt Securities under this Subordinated Indenture and shall be included in the definition of “Subordinated Debt Securities” in this Subordinated Indenture where the context requires; provided, however, that if the original Subordinated Debt Securities are determined by the Company to be debt for U.S. federal income tax purposes and the additional Subordinated Debt Securities are not fungible with the outstanding Subordinated Debt Securities for U.S. federal income tax purposes, the additional Subordinated Debt Securities must have CUSIP, ISIN and/or other identifying numbers different from those used for the outstanding Subordinated Debt Securities.

Section 3.21. Agreement with Respect to Exercise of U.K. Bail-In Power. The following provisions relate solely to the Securities established pursuant to this Eighth Supplemental Indenture:

(a)       Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities by purchasing or acquiring the Securities, each Holder (including each Beneficial Owner) of the Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Securities into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the Maturity of the Securities, or amendment of the amount of interest due on the Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each Beneficial Owner of the Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

(b)       By its acquisition of the Securities, each Holder and Beneficial Owner:

(i)       acknowledges and agrees that no exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities shall give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities;

(iii)       acknowledges and agrees that, (A) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Securities under Section 5.12 of the Subordinated Indenture, and the Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Securities following such completion to the extent that the Company and the Trustee agree pursuant to a supplemental indenture, unless the Company and the Trustee agree in writing that a supplemental indenture is not necessary; and.

(iv)       shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Securities and (ii) authorized, directed and requested the Clearing Systems and any direct participant in the Clearing Systems or other intermediary through which it holds such Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

(c)       Each Holder or Beneficial Owner that acquires its Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Securities, including in relation to the U.K. bail-in power.

(d)       No repayment of principal following any proposed redemption of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

(e)       Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Securities, the Company shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

Article 4
AMENDMENTS TO THE SUBORDINATED INDENTURE

Section 4.01. Appointment of Agent for Service. With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 1.14 of the Subordinated Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service. The Company has designated and appointed the Chief U.S. Counsel, Lloyds Banking Group plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036 as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York, arising out of or relating to the Subordinated Debt Securities, this Subordinated Indenture or this Eighth Supplemental Indenture, but for that purpose only, and agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Subordinated Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Subordinated Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company and the Trustee each hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any right to trial by jury and any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 4.02. Notices to Trustee. With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 1.05 of the Subordinated Indenture is amended and restated in its entirety to read as follows:

Section 1.05. (a) Notices, Etc. to Trustee, Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Subordinated Indenture or the Eighth Supplemental Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile or e-mail) to the Trustee at its Corporate Trust Office and the Trustee agrees to accept and act upon facsimile or electronic transmission of written instructions pursuant to the Subordinated Indenture or the Eighth Supplemental Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (i) mailed, in the case of the Company, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this Subordinated Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) marked “Attention: Company Secretary”, or (ii) faxed to +44 20 7158 3298/3299 marked “Attention: Company Secretary”.

(b) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee evidence of the Executive Officers. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Executive Officer have been sent by such Executive Officer. The Company shall be responsible for ensuring that only Executive Officers transmit such Instructions to the Trustee and that the Company and all Executive Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.03. Additional Amounts. With respect to any series of Subordinated Debt Securities issued under the Subordinated Indenture, including the Securities, Section 10.04 of the Subordinated Indenture is hereby amended and replaced in its entirety as follows:

Section 10.04. Additional Amounts. Amounts to be paid on any series of Subordinated Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the payments of interest on (but not principal or any other payments on), the Subordinated Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders of Subordinated Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts which would have been payable with respect to interest on the Subordinated Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such amount with respect to interest that would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise having some connection with the Taxing Jurisdiction other than the holding or ownership of a Subordinated Debt Security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Subordinated Debt Security of the relevant series,

(ii) except in the case of a winding-up in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii) the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period,

(iv) the Holder or the Beneficial Owner of the relevant Subordinated Debt Security or the Beneficial Owner of any payment of, or in respect of, principal of, or any interest or other payment on, the Subordinated Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee,

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to any interest payment on the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts with respect to interest on the Subordinated Debt Securities, had it been the Holder.

Whenever in this Subordinated Indenture there is mentioned, in any context, the payment of interest on any Subordinated Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. None of the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Article 5
MISCELLANEOUS

Section 5.01. Effect of Supplemental Indenture. Upon the execution and delivery of this Eighth Supplemental Indenture by each of the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Subordinated Indenture shall be supplemented in accordance herewith, and this Eighth Supplemental Indenture shall form a part of the Subordinated Indenture for all purposes in respect of the Securities or otherwise as applicable.

Section 5.02. Other Documents to be Given to the Trustee. The Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the conditions contained in Section 1.02 of the Subordinated Indenture and, in the case of the

Opinion of Counsel, stating the Indenture is a legal, binding and valid obligation of the Company enforceable in accordance with its terms. As specified in Section 9.03 of the Subordinated Indenture and subject to the provisions of Section 6.03 of the Subordinated Indenture, the Trustee shall also be entitled to receive an Opinion of Counsel stating that that this Eighth Supplemental Indenture is authorized or permitted by the Subordinated Indenture, and the Eighth Supplemental Indenture, and the Securities whose terms are incorporated by reference herein are each, subject to Section 1.03 of the Subordinated Indenture, a legal, valid and binding obligation of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights generally, by equitable principles of general applicability and by possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights, and the Eighth Supplemental Indenture is permitted under the Indenture. The Trustee may rely on such Officer’s Certificate and Opinion of Counsel as conclusive evidence that this Eighth Supplemental Indenture complies with the applicable provisions of the Subordinated Indenture.

Section 5.03. Confirmation of Indenture. The Subordinated Indenture, as supplemented and amended by this Eighth Supplemental Indenture with respect to the Securities or otherwise as applicable, is in all respects ratified and confirmed, and the Subordinated Indenture, this Eighth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Securities or otherwise as applicable, be read, taken and construed as one and the same instrument. This Eighth Supplemental Indenture constitutes an integral part of the Subordinated Indenture and, where applicable, with respect to the Securities. In the event of a conflict between the terms and conditions of the Subordinated Indenture and the terms and conditions of this Eighth Supplemental Indenture, the terms and conditions of this Eighth Supplemental Indenture shall prevail where applicable.

Section 5.04. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Eighth Supplemental Indenture or the Securities. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Subordinated Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law. This Eighth Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except that (i) the authorization and execution by the Company of this Eighth Supplemental Indenture and the Securities shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company, the Trustee and the Subordinated Debt Security Registrar, as the case may be and (ii) Section 3.18 of this Eighth Supplemental Indenture (other than the Trustee’s and Subordinated Debt Security Registrar’s own rights, duties or immunities thereunder) and the third paragraph of Section 5.03 of the Subordinated Indenture in relation to the waiver of any right of set-off or counterclaim with respect to the Securities or the Indenture shall be governed by and construed in accordance with the laws of Scotland.

Section 5.06. Separability. In case any provision contained in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Concerning U.K. Bail-in Liability. Notwithstanding and to the exclusion of any other term of this Eighth Supplemental Indenture or the Subordinated Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a U.K. Bail-in Liability arising under this Agreement may be subject to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority in relation to any U.K. Bail-in Liability of the Company to the Trustee under this Eighth Supplemental Indenture or the Subordinated Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the U.K. Bail-in Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the U.K. Bail-in Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

(iii)       the cancellation of the U.K. Bail-in Liability; and/or

(iv)       the amendment or alteration of any interest, if applicable, thereon, the Maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Eighth Supplemental Indenture, as deemed necessary by the relevant U.K. resolution authority, to give effect to the exercise of U.K. Bail-in Powers by the relevant U.K. resolution authority.

“U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“U.K. Bail-in Liability” means a liability in respect of which the U.K. Bail-in Powers may be exercised.

“U.K. Bail-in Powers” means any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to Lloyds Banking Group plc or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the U.K. Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 5.08. Counterparts. Electronic Signatures. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any certificate, agreement or document related to this Thirteenth Supplemental Indenture shall include electronic signatures (including, without limitation, DocuSign and Adobe Sign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 5.09. Bail-in Relating to BRRD Party. Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Agreement acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)       the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii)       the cancellation of the BRRD Liability;

(iv)       the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first written above.

LLOYDS BANKING GROUP PLC, as Issuer
By:	/s/ Claire Elizabeth Padley
Name: Claire Elizabeth Padley
Title: Head of Capital, Holding Company, and Resolution

[Signature Page to Eighth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, acting through its London Branch, as Trustee
By:	/s/ Marilyn Chau
Name: Marilyn Chau
Title: Authorized Signatory

[Signature Page to Eighth Supplemental Indenture]

The Bank of New York Mellon SA/NV, Dublin Branch, as Subordinated Debt Security Registrar
By:	/s/ Marilyn Chau
Name: Marilyn Chau
Title: Authorized Signatory

[Signature Page to Eighth Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL SECURITY

THIS SUBORDINATED DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SUBORDINATED DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SUBORDINATED DEBT SECURITY REGISTERED, AND NO TRANSFER OF THIS SUBORDINATED DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE RIGHTS OF THE HOLDER OF THIS SUBORDINATED DEBT SECURITY ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS SUBORDINATED NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

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ISIN No. [•]

Common Code: [•]

LLOYDS BANKING GROUP PLC

1.985% FIXED RATE RESET SUBORDINATED DEBT SECURITIES DUE 2031

No. 1 £500,000,000

LLOYDS BANKING GROUP PLC (herein called the “Company”, which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, the principal sum of £500,000,000 (five hundred million pounds sterling) on December 15, 2031 or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2021, and ending on 15, 2031 (each, a “Payment Date”). Interest so payable on any Payment Date shall be paid to the Holder in whose name this Subordinated Debt Security is registered at the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding the relevant Payment Date, whether or not such day is a Business Day, as defined in the Indenture (each a “Regular Record Date”). If (i) the Company fails to pay any installment of interest on any Subordinated Debt Security on or before its Payment Date and such failure continues for 14 days or (ii) the Company fails to pay all or any part of the principal of any Subordinated Debt Security on any date on which such principal shall otherwise have become due and payable, whether upon redemption or otherwise, and such failure continues for seven days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company or a Qualifying Administration, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Debt Securities to be due and payable.

Interest shall accrue on this Subordinated Debt Security from (and including) the date of issuance to (but excluding) December 15, 2026 (the “Reset Date”) at the rate of 1.985% per annum (the “Initial Interest Rate”) and from (and including) the Reset Date to (but excluding) Maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the second London Banking Day immediately preceding the Reset Date (the “Reset Determination Date”) as being equal to the sum of the Reset Reference Rate (as defined below) (expressed as a rate per annum) and 1.600% (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”).

Interest on the Subordinated Debt Securities will be calculated on the basis of the number of days in the relevant period, from and including the date from which interest begins to accrue to, but excluding, the date on which it falls due, divided by the actual number of days in the interest period in which the relevant period falls (including the first

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such day but excluding the last). If any scheduled Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Payment Date. If the scheduled Maturity date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity date or date of redemption or repayment.

Payment of the principal amount of (and premium, if any) and any interest on, this Subordinated Debt Security will be made in such coin or currency of the United Kingdom as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made through one or more Paying Agents appointed under the Indenture to the Holder of this Subordinated Debt Security. If the date for payment of the principal amount hereof (and premium, if any) or interest thereon is not a Business Day, then (subject as provided in the Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment and without any interest or other payment in respect of such delay.

Prior to due presentment of this Subordinated Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Debt Security is registered as the owner of such Subordinated Debt Security for the purpose of receiving payment of principal and interest, if any, on such Subordinated Debt Security and for all other purposes whatsoever, whether or not such Subordinated Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Subordinated Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Subordinated Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Subordinated Debt Securities; and/or (iii) the amendment or alteration of the Maturity of the Subordinated Debt Securities, or amendment of the amount of interest due on the Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised

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by means of variation of the terms of the Subordinated Debt Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and each Beneficial owner of the Subordinated Debt Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

“Reset Reference Rate” means in respect of the Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11:00 a.m. (London time) on the Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of LBG and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event

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of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Initial Interest Rate less the Margin, where:

(i)	“Benchmark Gilt” means, in respect of the Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a term of five years as LBG (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

(ii)	“dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

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IN WITNESS WHEREOF, the Company has caused this Subordinated Debt Security to be duly executed.

Dated: June 15, 2021

LLOYDS BANKING GROUP PLC
By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: June 15, 2021

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

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[REVERSE OF SECURITY]

This security is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Debt Securities”) issued and to be issued in one or more series under a Subordinated Indenture, dated as of November 4, 2014 (herein called the “Subordinated Indenture”), between the Company, as issuer, and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Subordinated Indenture), as supplemented by the Eighth Supplemental Indenture, dated as of June 15, 2021, among the Company, the Trustee and The Bank of New York Mellon SA/NV, Dublin Branch, as Subordinated Debt Security Registrar (the “Eighth Supplemental Indenture, and, together with the Subordinated Indenture, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Subordinated Debt Securities and of the terms upon which the Subordinated Debt Securities are, and are to be, authenticated and delivered.

This Subordinated Debt Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to £500,000,000. The Company may, from time to time, without the consent of the Holders of the Subordinated Debt Securities, issue additional Subordinated Debt Securities of one or more of the series of Subordinated Debt Securities issued under the Subordinated Indenture, having the same ranking and the same interest rate, Maturity, redemption terms and other terms as the Subordinated Debt Securities, except for the price to the public, issue date and first Interest Payment Date, provided that such additional Subordinated Debt Securities must be fungible with the outstanding Subordinated Debt Securities for U.S. federal income tax purposes. Any such additional Subordinated Debt Securities, together with the Subordinated Debt Securities of the applicable series, will constitute a single series of Subordinated Debt Securities under the Subordinated Indenture and shall be included in the definition of “Securities” in the Subordinated Indenture where the context requires.

The Subordinated Debt Securities will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company.

The rights of the Holders of the Subordinated Debt Securities of this series are, to the extent and in the manner set forth in Section 12.01 of the Indenture, subordinated to the claims of all Senior Creditors of the Company, and this series of Subordinated Debt Securities is issued subject to the provisions of that Section 12.01, and the Holders of this series of Subordinated Debt Securities, by accepting the same, agree to and shall be bound by such provisions. The provisions of Section 12.01 of the Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

If an Event of Default occurs with respect to Subordinated Debt Securities of any series, then in every such case the Trustee or the Holder or Holders of not less than 25%

in aggregate principal amount of the Outstanding Subordinated Debt Securities of this series may declare the principal amount, together with accrued interest (if any), and Additional Amounts (if any), payable on such Subordinated Debt Securities, of all the Subordinated Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

Except as otherwise provided in Article 5 of the Indenture, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Subordinated Debt Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Subordinated Indenture or in aid of the exercise of any power granted herein, or to enforce any other legal or equitable right vested in the Trustee by the Subordinated Indenture or by law, provided, however, that the Company shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Subordinated Debt Securities prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities would have otherwise been payable by the Company.

If a Default occurs, the Trustee may commence a proceeding for the winding-up of the Company and/or prove in a winding-up of the Company or a Qualifying Administration for all due and payable amounts, provided that the Trustee may not, upon the occurrence of a Default, declare the principal amount of any of the Outstanding Subordinated Debt Securities to be due and payable.

Failure to make any payment in respect of this Subordinated Debt Security shall not be a Default if such payment is withheld or refused and an Opinion of Counsel is delivered to the Trustee concluding that such sums were not paid in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, provided, however, that the Trustee may by notice to the Company require the Company to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Company shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days (in the case of payments under clause 5.03(a) of the Indenture) or seven days (in the case of payments under clause 5.03(b) Indenture) after the Trustee gives written notice to the Company informing it of such resolution.

Subject to applicable law, no Holder or Beneficial Owner of the Subordinated Debt Securities may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by the Company arising under or in connection with the Subordinated Debt Securities. The Holders and Beneficial Owners of Subordinated Debt Securities, by virtue of its holding of any Subordinated Debt Securities deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to the Subordinated Debt Securities or this Subordinated Indenture (or between the obligations under or in respect of any Subordinated Debt Securities and any liability owed by a Holder to the Company) that they might otherwise have against the Company.

No remedy against the Company other than as referred to in Article 5 of the Indenture shall be available to the Trustee (on behalf of the Holders) or the Holders, whether for the recovery of amounts owing in respect of the Subordinated Debt Securities or under the Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Subordinated Debt Securities or under the Subordinated Indenture, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act.

Amounts to be paid on the Subordinated Debt Securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless such deduction or withholding is required by law. If at any time a Taxing Jurisdiction requires the Company to make such deduction or withholding, the Company will pay additional amounts with respect to the payments of interest on (but not principal or any other payments), the Subordinated Debt Securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the Holders of Subordinated Debt Securities of the particular series, after the deduction or withholding, shall equal the amounts which would have been payable with respect to interest on the Subordinated Debt Securities if the deduction or withholding had not been required. However, this will not apply to any such amount with respect to interest that would not have been deducted or withheld but for the fact that:

(i) the Holder or the Beneficial Owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise having some connection with the Taxing Jurisdiction other than the holding or ownership of a Subordinated Debt Security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any Subordinated Debt Security;

(ii) except in the case of winding-up in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom;

(iii) the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the same for payment at the close of that 30 day period;

(iv) the Holder or the Beneficial Owner of the relevant Subordinated Debt Security or the Beneficial Owner of any payment of, or in respect of, principal of, or any interest or other payment on, the Subordinated Debt Security failed to comply with a request of the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or the Beneficial Owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

(v) the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to any interest payment on the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or any person other than the sole Beneficial Owner of such payment to the extent such payment would be required by the laws of any Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a Beneficial Owner who would not have been entitled to such Additional Amounts with respect to interest on the Subordinated Debt Securities, had it been the Holder.

Whenever in the Indenture there is mentioned, in any context, the payment of interest on any Subordinated Debt Securities of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made. Upon request from the Trustee or a paying agent, the Company shall provide information reasonably necessary and readily available in order to enable to the Trustee or paying agent to determine whether any withholding obligations under FATCA apply. None of the Company, the Trustee or a paying agent shall have any liability in connection with the Company’s or Trustee’s or paying agent’s compliance with any such withholding obligation under applicable law.

Subordinated Debt Securities may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Applicable Regulations and except as provided in the Indenture. The Subordinated Debt Securities may not be redeemed in whole or in part at the option of the Holder thereof.

Subject to the conditions set out below, the Company may, at the option of the Company, on not less than 30 nor more than 60 days’ notice, redeem the Subordinated Debt Securities, as a whole but not in part, at a redemption price equal to 100% of the principal amount, of the Subordinated Debt Securities then outstanding, together with any accrued interest to (but excluding) the date fixed for redemption, if at any time the Company determines that:

(i)       as a result of a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the date of issuance of the Subordinated Debt Securities (the “Issue Date”), or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date (a “Tax Law Change”), the Company has paid or will or would on the next payment date be required to pay Additional Amounts to any Holder of the Subordinated Debt Securities; and/or

(ii)       a Tax Law Change would:

(A)       result in the Company not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Debt Securities in computing its taxation liabilities or the amount or value of such deduction to the Company would be materially reduced;

(B)       prevent the Subordinated Debt Securities from being treated as loan relationships for United Kingdom tax purposes;

(C)       as a result of the Subordinated Debt Securities being in issue, result in the Company not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

(D)        result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Debt Securities or the conversion of the Subordinated Debt Securities into shares or other obligations of the Company (including, pursuant to the terms and conditions of the Subordinated Debt Securities or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

(E)       result in a Subordinated Debt Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

(each such Tax Law Change, a “Tax Event”); provided, however, in each case that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it.

Prior to the delivery of any such notice of redemption, the Company shall deliver to the Trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company), in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an Officer’s Certificate confirming (1) that all the conditions necessary for redemption have occurred and that the Company could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that the Relevant Regulator is satisfied that the relevant change or event is material and was not reasonably foreseeable by the Company on the Issue Date. The Trustee is entitled to conclusively rely on and accept such opinion and Officer’s Certificate without any duty whatsoever of further inquiry and without liability to any person, in which event such opinion and Officer’s Certificate shall be conclusive and binding on the Trustee, the Holders and the Beneficial Owners.

Subject to the conditions set out below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 calendar days’ nor more than 60 calendar days’ notice, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of Subordinated Debt Securities to, but excluding, the date fixed for redemption if, immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred.

Prior to the giving of any notice of redemption, the Company must deliver to the Trustee an Officer’s Certificate stating that (i) a Capital Disqualification Event has occurred, and (ii) the Company has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry and without liability to any person, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners.

Subject to the conditions set out below, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Subordinated Debt Securities purchased or otherwise acquired by the Company may be held, resold or at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Debt Securities so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Subject to the conditions set out below, the Subordinated Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 15 calendar days’ nor more than 30 calendar days’ notice to each Holder of Subordinated Debt Securities to be redeemed, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to, but excluding, the date fixed for redemption, at the option of the Company on any date in the period commencing on (and including) September 15, 2026 and ending on (and including) the Reset Date.

Upon the occurrence of a Capital Disqualification Event, the Company may, subject to the conditions set out in Section 11.13 of the Eighth Supplemental Indenture, but without any requirement for the consent or approval of the Holders of the Subordinated Debt Securities, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Debt Securities for, or vary the terms of the Subordinated Debt Securities so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, the Company shall either vary the terms of or substitute the Subordinated Debt Securities, as the case may be.

Prior to the giving of any notice of substitution or variation, the Company must deliver to the Trustee an Officer’s Certificate stating that a Capital Disqualification Event, has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such Officer’s Certificate without any further inquiry, in which event such Officer’s Certificate shall be conclusive and binding on the Trustee and the Holders and Beneficial Owners of the Subordinated Debt Securities.

“Compliant Securities” means securities issued directly by the Company that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Debt Securities (as reasonably determined by the Company in consultation with an investment bank or financial adviser of international standing (which in either case is independent of the Company)) and provided that the Company has delivered an Officer’s Certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 Capital; (2) provide for the same interest rate and Payment Dates from time to time applying to the Subordinated Debt Securities; (3) rank pari passu with the ranking of the Subordinated Debt Securities; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of the Company as to payments of principal in respect of the Subordinated Debt Securities, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Company; and

(d) where the Subordinated Debt Securities which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, the Company) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

The Subordinated Debt Securities may be redeemed, purchased, substituted or varied by the Company prior to Maturity as provided in the foregoing paragraphs, subject to:

(a) the Company giving notice to the Relevant Regulator and the Relevant Regulator granting permission to the Company to redeem, purchase, substitute or vary the Subordinated Debt Securities as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(b) in respect of any redemption of the Subordinated Debt Securities proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of an optional redemption due to a Tax Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by the Company as at the Issue Date or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, the Company having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by the Company as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) the Company having replaced the Subordinated Debt Securities with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of the Company; or (B) (save in the case of sub-paragraph (d)(A) below) the Company demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of the Company would, following such redemption, purchase, substitution or variation, exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the Issue Date, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) the Company having, before or at the same time as such purchase, replaced the Subordinated Debt Securities with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of the Company, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Debt Securities being purchased for market- making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation the then prevailing Applicable Regulations permit the repayment, purchase, substitution or variation only after compliance with one or more alternative or additional preconditions to those set out above, the Company shall comply with such other and/or, as appropriate, additional pre-condition(s).

If the Company elects to redeem the Subordinated Debt Securities, the Subordinated Debt Securities will cease to accrue interest from the date of redemption, provided the redemption price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal (and premium, if any) so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of (and premium, if any), and accrued and unpaid interest on, the Subordinated Debt Securities of this series shall terminate.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Subordinated Debt Securities, by purchasing or acquiring the Subordinated Debt Securities, each Holder (including each Beneficial Owner) of the Subordinated Debt Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the Maturity of the Subordinated Debt Securities, or amendment of the amount of interest due on the Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Debt Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at Maturity), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each Holder and Beneficial Owner of the Subordinated Debt Securities further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

No repayment of the principal amount of the Subordinated Debt Securities or payment of interest on the Subordinated Debt Securities shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom applicable to the Company or other members of the Group.

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Subordinated Debt Securities or the conversion thereof into another security or obligation of the Company or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Company, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities will be a default or an event of default for any purpose.

The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities.

By its acquisition of the Subordinated Debt Securities, each Holder and each Beneficial Owner of the Subordinated Debt Securities to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities.

By its acquisition of the Subordinated Debt Securities each Holder and each Beneficial Owner of the Subordinated Debt Securities acknowledges and agrees that:

(i) the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor this Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Debt Securities remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Debt Securities), then the Trustee’s duties under the Subordinated Indenture shall remain applicable with respect to the Subordinated Debt Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Subordinated Indenture, unless the Company and the Trustee agree that a supplemental indenture is not necessary; and,

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Debt Securities and (ii) authorized, directed and requested Clearstream Luxembourg and/or Euroclear and any direct participant in Clearstream, Luxembourg and/or Euroclear or other intermediary through which it holds such Subordinated Debt Securities to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Debt Securities, the Company shall provide a written notice to Clearstream, Luxembourg and/or Euroclear as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes only.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Debt Securities to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than two-thirds in principal amount of the Subordinated Debt Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities, on behalf of the Holders of all Subordinated Debt Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debt Security and of any Subordinated Debt Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Debt Security.

No reference herein to the Indenture and no provision of this Subordinated Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of (and premium, if any) and interest on, this Subordinated Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Subordinated Debt Security of this series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder fulfills the requirements of Section 5.07 under the Indenture.

No reference herein to the Indenture and no provision of this Subordinated Debt Security or of the Indenture shall alter or impair the right of the Holder of this Subordinated Debt Security, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on, this Subordinated Debt Security when due and payable in accordance with the provisions of this Subordinated Debt Security and the Indenture.

The Subordinated Indenture, the Eighth Supplemental Indenture and the Subordinated Debt Securities are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Debt Securities, which are governed by, and construed in accordance with, the laws of Scotland.

Unless otherwise defined herein, all terms used in this Subordinated Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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